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For Immediate Release

Champions Oncology Reports Changes to Board of Directors

Hackensack, NJ – March 5, 2013 Champions Oncology, Inc. (OTC: CSBR) is pleased to announce the appointments of Dan Mendelson and Arthur G. (“Bart”) Epker, III to the Board of Directors of Champions Oncology, Inc.

Dan Mendelson is CEO and founder of Avalere Health, a strategic advisory company focused on devising innovative solutions to complex healthcare problems. The firm's customer base includes Fortune 500 healthcare companies, provider organizations, medical foundations, and government. Dan is also currently Adjunct Professor of Business Administration at The Fuqua School of Business at Duke University and sits on the boards of Coventry Health Care Inc. and HMS Holdings Corp. From 1998 to 2000, Dan served as Associate Director for Health at the Office of Management and Budget (OMB). Prior to joining OMB, Dan was Senior Vice President of The Lewin Group and Director of the Medical Technology practice. He holds an undergraduate degree in economics and viola performance from Oberlin College, and a M.P.P. from the Kennedy School of Government at Harvard University.

Bart Epker is a Vice President and partner of PAR Capital Management, Inc., an investment adviser that manages PAR Investment Partners, L.P., a private investment fund. Bart is a member of the boards of directors of Pure Cycle Corporation, the Steppingstone Foundation, and the Winsor School and is on the Honors Alumni Council at the University of Michigan. Prior to joining PAR Capital in 1992, Bart worked at TA Associates, a private equity firm. He received his undergraduate degree in computer science and economics with highest distinction from the University of Michigan (1983) and his Masters of Business Administration from Harvard Business School (1987). PAR Investment Partners purchased common stock and warrants of the Company in a private placement on January 28, 2013. As part of that transaction, the Company agreed to appoint a designee of PAR Investment Partners, to its board of directors. Bart is the designee chosen by PAR Investment Partners.

Dr. David Sidransky, Chairman of the Board of Directors, commented, “The addition of such outstanding directors like Dan and Bart is an important milestone in the continued evolution of Champions to meet the market needs. We are excited to be welcoming them to the board and look forward to their guidance through the continued strategic, operational and financial growth of the company.”

In conjunction with these appointments, Ana Stancic has resigned from the Board of Directors. Scott Tobin, a current director of the company, will assume the role of Chairman of the Audit Committee.

Dr. David Sidransky, Chairman of the Board of Directors commented, “We thank Ana for the years of service she provided the company. Her insights and experience have helped set the strategic direction and ensured financial discipline at the company.”

Ana Stancic commented, “It has been very rewarding to contribute to the progress the company has made during my board tenure. I look forward to watching the company progress in the future from the solid foundation that has been built over time.”

About Champions Oncology, Inc.

Champions Oncology, Inc. is engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs. The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care based upon the implantation of primary human tumors in immune deficient mice followed by propagation of the TumorGrafts in a manner that preserves the biological characteristics in order to determine the efficacy of a treatment regimen. The Company uses this technology to offer solutions for Personalized Oncology Solutions, which guides the development of personalized treatment plans, and Translational Oncology Solutions, which assists pharmaceutical and biotechnology companies seeking personalized approaches to drug development to lower the cost and increase the speed of drug development.

For more information, visit www.championsoncology.com.

This press release may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Champions Oncology generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Champions Oncology's Form 10-K for the fiscal year ended April 30, 2012 for a discussion of such risks, uncertainties and other factors. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and Champions Oncology's future results, levels of activity, performance or achievements may not meet these expectations. The Company does not intend to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or to changes in Champions Oncology's expectations, except as required by law.

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